Exhibit 99.1

Aravive Appoints Rudy Howard as Chief Financial Officer

Houston, TX, June 3, 2022 - Aravive, Inc. (Nasdaq: ARAV, the “Company”), a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease, today announced the appointment of Rudy Howard as Chief Financial Officer, effective today. Vinay Shah has stepped down as CFO for personal reasons but will remain with the Company as an advisor to ensure a smooth transition.

“We are pleased to welcome Mr. Howard to our leadership team during this pivotal time for the Company,” said Gail McIntyre, Ph.D., DABT, Chief Executive Officer of Aravive. “His financial experience and expertise will be an asset as we continue to grow the organization. On behalf of the Aravive team, I’d like to thank Mr. Shah for his leadership, devotion to Aravive, and many meaningful contributions to the Company over the years. We wish him continued success in his future endeavors.”

Prior to joining Aravive, Mr. Howard served as the Chief Financial Officer of vTv Therapeutics Inc., a clinical-stage pharmaceutical company listed on the Nasdaq Capital Market (Nasdaq: VTVT). Prior to joining vTv Therapeutics Inc., he served as the Chief Financial Officer of SciQuest, Inc., an international spend-management software company. From November 2008 until joining SciQuest, Mr. Howard served as Senior Vice President and Chief Financial Officer of MDS Pharma Services, a pharmaceutical services company. From 2003 until joining MDS Pharma Services, he operated his own financial consulting company, Rudy C. Howard, CPA Consulting, in Wilmington, North Carolina, where his services included advising on merger and acquisition transactions, equity and debt issuances and other general management matters. Mr. Howard additionally served as Chief Financial Officer for PPD, Inc., and was a partner with PricewaterhouseCoopers. Mr. Howard holds a B.A. in Accounting from North Carolina State University, and he is a Certified Public Accountant.

“I am excited to join Aravive at this important stage in the Company’s growth,” said Mr. Howard. “Aravive has a broad pipeline of novel, targeted therapeutics being developed to improve the health and extend the lives of people living with cancer. I look forward to executing on our strategic and financial objectives as we advance our pipeline, scale the business, and create value for patients and shareholders.”

About Aravive

Aravive, Inc. is a late clinical-stage oncology company developing targeted therapeutics to treat metastatic disease. Our lead product candidate, batiraxcept (formerly AVB-500), is an ultra-high affinity decoy protein that binds to GAS6, the sole ligand that activates AXL, inhibiting metastasis, tumor growth, and restoring sensitivity to anti-cancer agents. Batiraxcept has been granted Fast Track Designation by the U.S. FDA and Orphan Drug Designation by European Commission in PROC. Batiraxcept is in an active registrational Phase 3 trial in platinum resistant ovarian cancer (NCT04729608), a Phase 1b/2 trial in clear cell renal cell carcinoma (NCT04300140), and a Phase 1b/2 trial in pancreatic adenocarcinoma (NCT04983407). The Company is based in Houston, Texas and received a Product Development Award from the Cancer Prevention & Research Institute of Texas (CPRIT) in 2016. Additional information at www.aravive.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements regarding Mr. Howard’s financial experience and expertise being an asset as the Company continues to grow the organization, the Company’s broad pipeline of novel, targeted therapeutics improving the health and extend the lives of people living with cancer and executing on the Company’s strategic and financial objectives as the Company advances its pipeline, scales the business, and creates value for patients and shareholders. Forward-looking statements are based on current beliefs and assumptions, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement as a result of various factors, including, but not limited to, risks and uncertainties related to: the contributions to be derived by Mr. Howard, the ability of the Company’s broad pipeline of novel, targeted therapeutics to improve the health and extend the lives of people living with cancer, the ability to execute on the Company’s strategic and financial objectives as the Company advances its pipeline, scales the business, and creates value for patients and shareholders, the ability to enroll the expected number of patients, the impact of COVID-19 on the Company's clinical strategy, clinical trials, supply chain and fundraising, the Company's ability to expand development into additional indications, the Company's dependence upon batiraxcept, batiraxcept’s ability to have favorable results in clinical trials, the clinical trials of batiraxcept having results that are as favorable as those of preclinical and clinical trials, the ability to receive regulatory approval, potential delays in the Company's clinical trials due to regulatory requirements or difficulty identifying qualified investigators or enrolling patients; the risk that batiraxcept may cause serious side effects or have properties that delay or prevent regulatory approval or limit its commercial potential; the risk that the Company may encounter difficulties in manufacturing batiraxcept; if batiraxcept is approved, risks associated with its market acceptance, including pricing and reimbursement; potential difficulties enforcing the Company's intellectual property rights; the Company's reliance on its licensor of intellectual property and financing needs. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Marek Ciszewski, J.D.

Vice President, Investor Relations

Marek@Aravive.com

(562) 373-5787